                                                           Registration No. 333-

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-3

                         Registration Statement Under
                          The Securities Act of 1933

                          Bank of America Corporation
            (Exact name of Registrant as Specified in its Charter)

                           Delaware                                                        56-0906609
(State or Other Jurisdiction of Incorporation or Organization)                (I.R.S. Employer Identification No.)

                       Bank of America Corporate Center
                       Charlotte, North Carolina  28255
                                (888) 279-3457
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             _____________________

                                Paul J. Polking
                 Executive Vice President and General Counsel
                          Bank of America Corporation
                       Bank of America Corporate Center
                       Charlotte, North Carolina  28255
                                (888) 279-3457
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                             _____________________


       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                       ________________________________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             _____________________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of each class of      Amount to be registered   Proposed maximum offering   Proposed maximum aggregate       Amount of
 securities to be registered                                price per unit(1)            offering price(1)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
        Common Stock                  2,000,000                  $59.63                    $119,260,000                $29,815
====================================================================================================================================

(1) Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 29, 2001 in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                          BANK OF AMERICA CORPORATION
                       Bank of America Corporate Center
                        Charlotte, North Carolina 28255
                                (888) 279-3457


                       2,000,000 Shares of Common Stock


     We have granted, and we expect to grant in the future, non-qualified stock options under our Key Employee Stock Plan (which we sometimes refer to as the KESOP), exercisable for shares of our common stock. We grant those options to our key associates, but the KESOP now permits our key associates to transfer their options, by gift or sale, to their immediate family members. We have prepared this prospectus for you and other transferees in connection with the exercise of options that have been transferred by sale to immediate family members by our key associates.

     The exercise price at which you may purchase shares of our common stock by exercising your option is determined by the terms of the particular option, and may be more or less than the current market price for our common stock at any time. The principal market on which our common stock is traded is the New York Stock Exchange, where it is traded under the symbol "BAC." Our common stock is also listed on the London Stock Exchange and the Pacific Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange.

     All proceeds we receive from the exercise of options granted under the KESOP will be retained by us and will be used for general corporate purposes.

     In this prospectus, we provide general information about the KESOP, as it is relevant to you and others who have acquired non-qualified stock options by sale transfers from our key associates. We also tell you where you may obtain additional information about us and the KESOP.


                           ________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ________________________



             The date of this Prospectus is ______________, 2001.

                DESCRIPTION OF THE KESOP AND THE STOCK OPTIONS

     The following summary of the KESOP is subject to, and qualified in its entirety by reference to, all the provisions of the KESOP (a copy of which may be obtained upon request from us) and any applicable award agreements.

General

     The KESOP is a stock-based employee benefit plan under which we may award stock options, stock appreciation rights, restricted stock or restricted stock units to our key associates. Its purpose is to promote our success and enhance our value by linking the personal interests of our key associates with the interests of our stockholders, and to provide our key associates with an incentive for outstanding performance. The KESOP is further intended to enhance our ability to motivate, attract and retain the services of key associates upon whose judgment, interest and special effort our success is largely dependent.

     The KESOP is not a qualified pension, profit-sharing or stock bonus plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended. Further, in our view, the KESOP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     You can obtain a copy of the KESOP and additional information concerning the KESOP and its administrators by contacting our Corporate Personnel Executive at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, telephone (888) 279-3457.

Eligibility

     Only our key associates may receive awards under the KESOP. Key associates are those employees who occupy managerial or other important positions and who have made, or are expected to make, significant contributions to our business, as determined by the Committee (see the section entitled "Administration" below), including persons employed outside the United States. The Committee, in its discretion, selects the award recipients and the nature and amount of any awards.

Number of Shares

     The number of shares available for issuance under the KESOP is 0.75% of the outstanding shares of our common stock as of the first business day of each calendar year from 1995 through 1998, and 1.50% of our outstanding shares of common stock as of the last day of the immediately preceding calendar year of each calendar year from 1999 through 2004. An additional 38,724,102 shares have been made available under the KESOP as a result of the termination of our 1986 Restricted Stock Award Plan and the mergers with Boatmen's Bancshares, Inc., Barnett Banks, Inc. and the former BankAmerica Corporation.

     All shares available for granting awards in any year that are not used, as well as shares allocated to awards that have lapsed, expired, terminated or been canceled, become available for use in subsequent years (with certain limited exceptions in the case of stock appreciation rights granted in tandem with stock options). Shares of common stock issued pursuant to the KESOP may be original issue shares, treasury stock or shares purchased in the open market or otherwise. In no event may an individual receive awards under the KESOP for a calendar year covering more than 2,000,000 shares of common stock. In addition, the maximum number of shares that may be issued as incentive stock options under the KESOP equals 10 times 1.50% of the outstanding shares of common stock on the first business day of 1998.

Awards

     Under the KESOP, the Committee may elect to grant stock options (which may be either non-qualified stock options or incentive stock options), stock appreciation rights, restricted stock or restricted stock units. However, this Prospectus relates only to non-qualified stock options that have been transferred by sale to the immediate family member of a key associate, so we have limited our discussion to non-qualified stock options.

     Generally, a non-qualified stock option gives the holder the right to purchase a specified number of shares of our common stock at a fixed price for a fixed period of time. Options granted under the KESOP have a 10-year term and an exercise price that is no less than the fair market value of the stock on the date of grant. The option term can end earlier, however, if the key associate terminates employment with us, in which case the option term may end immediately or extend for some limited period of time after the date of termination depending on the reason for termination. Each key associate who is granted an option under the KESOP receives an option award agreement specifying the number of shares, exercise price, term, post-termination exercise period and other terms and conditions of the award.

     The option award agreement will also specify the vesting conditions that apply to the award. Generally, an option cannot be exercised except to the extent that it is vested. Options granted under the KESOP generally vest over time during the key associate's period of employment with us. If the key associate terminates employment with us before full vesting, the option will be canceled and forfeited to the extent not vested. However, the option award agreement may provide that the option will become fully vested if termination is due to death, disability or retirement. The KESOP also provides that, in the event of our change in control (as defined in the KESOP), all options will become fully exercisable as of the date of the change in control and will remain exercisable through their full term.

     The option exercise price may be paid either in cash or by tendering shares of common stock with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash. In addition, the Committee may from time to time allow cashless exercises by any means which it determines to be consistent with the KESOP's purposes and applicable law. You do not have any rights as a stockholder until you become the holder of record of shares of common stock issued upon exercise of the option.

Transferability of Awards

     Most awards under the KESOP cannot be transferred except in the case of the key associate's death. However, we have instituted an option transfer program under which non-qualified stock options held by certain key associates may be transferred to one or more immediate family members of the key associate while the key associate is still alive. An immediate family member includes the key associate's spouse, child, or grandchild (including adoptive relationships and step-children), a trust for the benefit of such family members, or a partnership, limited liability company or similar entity in which such family members are the sole owners.

     Option transfers may occur by either a gift transfer or a sale transfer. This prospectus is to be used by transferees who have received an option transfer by sale, meaning that the transferee purchased the option from the key associate for consideration. You may have paid for the option by delivery of cash, property or a promissory note to the key associate. As a condition to the transfer, you have agreed that the option remains subject to all of the terms and conditions of the award agreement and that the option may not be further transferred by you (except in the case of your death). See "FEDERAL INCOME TAX CONSEQUENCES" below for a discussion of the tax consequences of the transfer.

Changes in Capitalization and Similar Changes

     In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of common stock with respect to which awards may be made under the KESOP, and the terms, types of shares and number of shares of any outstanding awards under the KESOP, may be equitably adjusted by the Committee in its discretion to preserve the benefit of the award for us and the participant.

Amendment and Termination of Plan

     Our Board of Directors has the power to amend, modify or terminate the KESOP on a prospective basis, provided that the Board may condition any amendment to the KESOP on stockholder approval if it deems stockholder approval to be necessary or appropriate. The KESOP automatically terminates on December 31, 2004 if not terminated earlier.

Administration

     The KESOP is generally administered by the Compensation Committee of our Board of Directors. With respect to awards to any key employee who is not an "insider" or "named executive officer" (each as defined in the KESOP), the Compensation Committee may appoint any individual or committee of individuals to administer the KESOP as the "Committee." The Compensation Committee retains all administrative authority as to awards to insiders and named executive officers.

     Under the KESOP, the Committee has the authority to (i) select the key associates to receive awards from time to time, (ii) make awards in such amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interpret the KESOP and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the KESOP, (v) correct any defect or omission or reconcile any inconsistency in the KESOP or any award granted thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the KESOP. The Committee also has the authority to accelerate the vesting and to waive any restrictions on outstanding awards. The Committee may delegate its authority under the KESOP to the extent permitted by applicable law. All determinations and decisions made by the Committee pursuant to the KESOP will be final, conclusive and binding.

Federal Income Tax Consequences

     This section contains only a general discussion of the potential federal income tax consequences to the key associate, you and us. State or local tax rules which may apply are not discussed. The federal income tax consequences relating to options transferred by sale are complex, and you should consult with your personal tax advisor regarding such consequences. IN ADDITION, UNLIKE OPTION TRANSFERS BY GIFT, THE INTERNAL REVENUE SERVICE HAS NOT DIRECTLY RULED ON THE TAX CONSEQUENCES OF AN OPTION TRANSFER BY SALE. WHILE THIS PROSPECTUS INCLUDES A DISCUSSION OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES, WE DO NOT GUARANTY ANY SPECIFIC TAX RESULTS. GIVEN THE ABSENCE OF INTERNAL REVENUE SERVICE GUIDANCE, YOU SHOULD CONSULT WITH YOUR ADVISORS TO DETERMINE THE LEVEL OF TAX RISK YOU ARE WILLING TO ASSUME.

     Income tax consequences for the key associate.   The key associate will
recognize ordinary income on the amount of the sale proceeds received from you for the option, although the timing of taxation may vary depending on whether the purchase price for the option is paid in cash or by delivery of a promissory note. There should be no gift tax as a direct result of the sale assuming the price was not less than the option's fair market value, and the option should cease to be a part of the key associate's estate. The key associate should not recognize any additional income tax when you later exercise the option or sell the shares acquired by exercise. The tax consequences for the key associate (and for you) may be somewhat more complex if you deliver a promissory note to the key associate for the purchase price of the option or for a loan in connection with the option exercise.

     Income tax consequences for you. You should not have any tax consequence until you sell the shares acquired upon exercise. You should have basis in the stock equal to the price you paid for the option plus the option exercise price paid for the stock. You will have a capital gain or loss when you sell the shares depending on whether the sale price is greater than or less than your basis. Any capital gain will be taxed as long-term or short-term capital gain depending on how long you have held the shares after exercise.

     Income tax consequences for us. We will receive a deduction equal to the amount of ordinary income recognized by the key associate as a result of the sale of the option to you, and we will receive that deduction at the same time as the key associate recognizes the ordinary income.

Restrictions On Resale

     If you or your transferor is an "affiliate" of ours, as defined in Rule 144 under the Securities Act of 1933, resales of shares of common stock acquired by you from the exercise of the option may be subject to the volume, manner of sale and reporting requirements of Rule 144 unless we register the shares under the Securities Act for resale pursuant to a separate prospectus (which we have not undertaken to do). Also, your sales may be attributed to your immediate family members and other related parties, and theirs to you, for purposes of Rule 144 and Section 16(b). In addition, if you or your transferor is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), any sale by you or your transferor may be "matched" with nonexempt purchases of common stock within the previous or following six months for purposes of the "short-swing profits" recovery provisions of Section 16(b). Further, in no event may you exercise your option and sell shares of common stock if you are in possession of material information regarding us that has not been publicly disclosed.

     You and your transferor-immediate family members are encouraged to consult with counsel regarding your and their status as affiliates or Section 16(b) insiders and the application of other federal and state securities laws to resales of shares of common stock acquired by you pursuant to the exercise of options transferred to you.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC's website at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with it, which means:

     .  incorporated documents are considered part of this prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .   our annual report on Form 10-K for the year ended December 31, 2000;

     .   our quarterly report on Form 10-Q for the period ended March 31, 2001;

     . our current reports on Form 8-K dated January 16, 2001, January 17, 2001, January 24, 2001, April 16, 2001, June 5, 2001, June 22, 2001 and
         June 27, 2001; and

     . the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Exchange Act, as modified in our current report on Form 8-K dated September 25, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus:

     .   reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meetings; and

     .   any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on the information provided in this prospectus, including the information incorporated by reference, in connection with your options. We have not authorized anyone to provide you with different information. We are not offering these securities in any state where the offer is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only, and that the information appearing in the documents incorporated by reference is accurate as of the respective dates of those documents only. Our business, financial position and results of operations may have changed since those dates.

     Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated in such filings), at no cost, by contacting us orally or in writing at the following address:

                          Bank of America Corporation
                  Marketing and Corporate Affairs Department
                                 NC1-003-06-09
                             901 West Trade Street
                        Charlotte, North Carolina 28202
                                (800) 441-2999

                                 LEGAL OPINION

          The legality of the Common Stock covered by this Prospectus will be passed upon for us by Jacqueline Jarvis Jones, our Assistant General Counsel. Ms. Jones owns approximately 1,389 shares of our common stock, approximately 102 shares of our ESOP Convertible Preferred Stock, Series C, options to purchase up to 7,500 shares of common stock granted under the KESOP and options to purchase up to 720 shares of common stock granted under our Take Ownership! plan.


                                    EXPERTS

          Our consolidated financial statements incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

               Registration fee                    $   29,815
               Legal fees and expenses                 15,000
               Accounting fees and expenses             6,000
               Miscellaneous                            1,000

               Total                               $   51,815


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law
(the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation of the Registrant eliminates the ability to recover monetary damages against directors of the Registrant for breach of fiduciary duty to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, the Bylaws of the Registrant provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant may also maintain, and does maintain, insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

     In addition, pursuant to the Agreement and Plan of Reorganization dated as of April 10, 1998 (the "Merger Agreement") between the Registrant, formerly, NationsBank Corporation ("NationsBank") and the former BankAmerica Corporation ("old BankAmerica"), for six years after September 30, 1998 (the date of the consummation of the merger of old BankAmerica with and into the Registrant (the "Merger")), the Registrant will indemnify directors, officers and employees of old BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, the Registrant will also, for six years after September 30, 1998 and with respect to events occurring prior to the consummation of the Merger, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, old BankAmerica or their respective subsidiaries. Pursuant to the Merger Agreement, for six years after September 30, 1998, the Registrant will also use its best efforts to cause the directors and officers of old BankAmerica and NationsBank to be covered by a directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

     The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made. In addition, from time to time provisions providing for indemnification of the Registrant and its directors and officers by underwriters or agents against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act") have been contained in agreements relating to other securities of the Registrant.

ITEM 16. EXHIBITS

5.1   Opinion of Jacqueline Jarvis Jones

10.1 Bank of America Corporation Key Employee Stock Plan, as amended and restated effective September 24, 1998, incorporated by reference to
      Exhibit 10(a) of Registrant's Quarterly Report on Form 10-Q dated November 16, 1998

23.1  Consent of PricewaterhouseCoopers LLP

23.2 Consent of Jacqueline Jarvis Jones (included in the opinion filed as Exhibit 5.1)

24.1  Power of Attorney and Certified Resolution

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 2nd day of July, 2001.

                                    BANK OF AMERICA CORPORATION

                                    By:  */s/ Kenneth D. Lewis
                                       --------------------------------------
                                       Kenneth D. Lewis
                                       Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


           SIGNATURES                       TITLE                         DATE
 */s/ Kenneth D. Lewis                                               July 2, 2001
 -----------------------------  Chairman, Chief Executive
 Kenneth D. Lewis               Officer and Director (Principal
                                Executive Officer)

 */s/ James H. Hance, Jr.                                            July 2, 2001
 -----------------------------  Vice Chairman, Chief Financial
 James H. Hance, Jr.            Officer and Director (Principal
                                Financial Officer)

 */s/ Marc D. Oken                                                   July 2, 2001
 -----------------------------  Executive Vice President and
 Marc D. Oken                   Principal Financial Executive
                                (Principal Accounting Officer)

 */s/ John R. Belk              Director                             July 2, 2001
 -----------------------------
 John R. Belk

 */s/ Charles W. Coker          Director                             July 2, 2001
 -----------------------------
 Charles W. Coker

 */s/ Frank Dowd, IV            Director                             July 2, 2001
 -----------------------------
 Frank Dowd, IV

 */s/ Kathleen F. Feldstein     Director                             July 2, 2001
 -----------------------------
 Kathleen F. Feldstein

 */s/ Paul Fulton               Director                             July 2, 2001
 -----------------------------
 Paul Fulton

 */s/ Donald E. Guinn           Director                             July 2, 2001
 -----------------------------
 Donald E. Guinn

 ____________________________   Director                             ______, 2001
 C. Ray Holman

 */s/ Walter E. Massey          Director                             July 2, 2001
 ----------------------------
 Walter E. Massey

 */s/ C. Steven McMillan        Director                             July 2, 2001
 ----------------------------
 C. Steven McMillan

 */s/ Patricia E. Mitchell      Director                             July 2, 2001
 ----------------------------
 Patricia E. Mitchell

 */s/ O. Temple Sloan, Jr.      Director                             July 2, 2001
 ----------------------------
 O. Temple Sloan, Jr.

 */s Meredith R. Spangler       Director                             July 2, 2001
 ----------------------------
 Meredith R. Spangler

 */s/ Ronald Townsend           Director                             July 2, 2001
 ----------------------------
 Ronald Townsend

 */S/ Jackie M. Ward            Director                             July 2, 2001
 ----------------------------
 Jackie M. Ward

 */s/ Virgil R. Williams        Director                             July 2, 2001
 ----------------------------
 Virgil R. Williams

* By: /s/ Charles M. Berger
     ----------------------
  Attorney-in-Fact